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                                                                    EXHIBIT 10.5

                                 SWINGLINE NOTE

$20,000,000                                                     Atlanta, Georgia
                                                                 August 23, 2000

         FOR VALUE RECEIVED, the undersigned, JOHN H. HARLAND COMPANY, a Georgia corporation (the "BORROWER"), hereby promises to pay to SUNTRUST BANK (the "SWINGLINE LENDER") or its registered assigns, at the office of SunTrust Bank ("SUNTRUST") at 25 Park Place, N.E., Atlanta, Georgia 30303, on the Commitment Termination Date (as defined in the Revolving Credit Agreement dated as of August 23, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the lenders from time to time party thereto and SunTrust, as administrative agent for the lenders), the lesser of the principal sum of TWENTY MILLION DOLLARS ($20,000,000) and the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of the Swingline Lender.

         The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

         All borrowings evidenced by this Swingline Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the delay or failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Swingline Note and the Credit Agreement.

         This Swingline Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS SWINGLINE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                                   JOHN H. HARLAND COMPANY


                                                   By:      /S/ JOHN STAKEL
                                                      --------------------------
                                                      Name:   John Stakel
                                                      Title:  Treasurer

                                                   [SEAL]


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                               LOANS AND PAYMENTS

                                            Unpaid
                                          Principal     Name of Person
            Amount      Payments of       Balance of        Making
  Date      of Loan      Principal           Note          Notation
  ----      -------     -----------       ----------    --------------
